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                                                                   Exhibit 10.23

YOUNG AMERICA CORPORATION
PERFORMANCE INCENTIVE PLAN


THIS PLAN IS EFFECTIVE FOR THE FISCAL YEAR JANUARY 1 THROUGH DECEMBER 31, 2000.

[ ]      ELIGIBILITY

         Exempt positions designated as Levels 30E through 43E, Levels 45T through 48T, and Non-Level positions of Director, Vice President and President/CEO are eligible.

         Incentive eligibility for all positions requires approval of the CEO. Eligibility will be determined on an annual basis. Only Exempt positions will be considered for eligibility.

         To participate in the Plan, the participant must be an active full-time employee and will be subject to the terms as follows:

             1.    TERMINATION OF EMPLOYMENT

                   In the event a participant is terminated for cause, no incentive is due.

             2.    NEW HIRES/TRANSFERS/PROMOTIONS

                   Participants with less than 12 months of employment during the plan year will generally be awarded the incentive payment based upon a prorated amount, based on the number of full months of employment. Those newly hired within the fourth quarter of any calendar year will not be eligible for participation until January 1 of the following year.

                   The same provision will apply when an employee is transferred or promoted into an incentive-eligible position. For promotions, demotions and transfers, the incentive calculation will be based on the percentage of base salary assigned to the new eligible position.

             3. EMPLOYEES MUST BE ACTIVELY EMPLOYED BY YOUNG AMERICA CORPORATION ON THE DAY OF THE INCENTIVE PLAN PAYMENT TO BE ELIGIBLE TO RECEIVE PERFORMANCE INCENTIVE COMPENSATION.



[ ]      INCENTIVE PAYMENTS

         Incentive payments will be paid in the form of a check each year. Payments will be made as soon as is practical following final accounting, closing of the prior fiscal year goals and upon final Board approval. The percentage of base salary will be based on the participants actual earned and paid salary for the fiscal year, less any amounts for

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         bonuses, SMPTO, etc. All percentage calculations will be rounded to the nearest tenth of one percent.

         Performance incentive compensation will be eligible for 401(k) deductions and subject to applicable taxes.


[ ]      PLAN OVERVIEW

         The Performance Incentive Plan is comprised of two parts:

             1.    COMPANY FINANCIAL OBJECTIVES

                   The predetermined year-end EBITDA goal will be the key performance factor, which drives the company's objectives. A minimum threshold must be met before any incentive payments will occur. The corporate performance minimum threshold and incremental percentages are:

                   CORPORATE PERFORMANCE     INCENTIVE PERFORMANCE
                   ---------------------     ---------------------
                   80% AND BELOW             NO BONUS INCENTIVE PAYOUT
                   81% OF EBITDA             5% OF POTENTIAL BONUS PAYOUT
                   90% OF EBITDA             50% OF POTENTIAL BONUS PAYOUT
                   100% OF EBITDA            100% OF POTENTIAL BONUS PAYOUT
                   120% OF EBITDA            120% OF POTENTIAL BONUS PAYOUT

                   o FOR EACH 1% OF CORPORATE PERFORMANCE INCREASE, FROM 80% TO 100%, THE INCENTIVE POTENTIAL BONUS PAYMENT WILL INCREASE BY 5%.

                   o   EXCLUDES COMMISSIONED EMPLOYEES.

                   o   PERTAINS TO EXEMPT EMPLOYEES ONLY.



[ ]      INDIVIDUAL WORK PLAN OBJECTIVES

         At the beginning of each plan year, four to six specific performance objectives must be established for each Performance Incentive Plan participant. Each individual objective must support the achievement of a specific Tactic within the Strategic Plan and are subject to final approval by each area Manager and/or Vice President. Attainment of these objectives will be evaluated at the end of each plan year; and, a composite rating will be assigned to the achievement of these goals. This will then transfer into an incentive payment for the based on individual performance.

                                CORPORATE PERFORMANCE     INDIVIDUAL PERFORMANCE
                                ---------------------     ----------------------

         President                       100%                       0%
         Vice President                   75%                      25%
         Director                         67%                      33%
         Levels 38E - 43E                 50%                      50%
         Level 57T                        50%                      50%
         Levels 30E - 37E                  0%                     100%
         Levels 45T - 55T                  0%                     100%

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[ ]      All incentive compensation payments will be reviewed and approved by the CEO, CFO and the Compensation Committee of the Board of Directors.

[ ] Communication of eligibility for the Performance Incentive Plan will be made during the offer process for new hires; and, during the month of February for all other eligible employees. Each participant will receive a written copy of his/her objectives, company goals and incentive plan rules at that time.

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